UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   August 12, 2004

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Brandywine Parkway West Chester, Pennsylvania		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code              (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following Form 8-K/A (Amendment No. 2) is being filed to provide supplemental pro forma condensed consolidated statement of operations for the nine months ended September 30, 2004 as if the merger of CIMA LABS INC. into Cephalon, Inc. had occurred as of January 1, 2003.  This Form 8-K/A does not amend or restate any information previously filed on the associated Form 8-K filed on August 16, 2004 or Form 8-K/A filed on October 22, 2004.

Item 9.01                                             Financial Statements

The following additional unaudited pro forma condensed consolidated financial information listed below and included herein supplements the financial information previously filed with the Registrant’s Form 8-K/A filed on October 22, 2004:

•                  Pro forma condensed consolidated statement of operations for the nine months ended September 30, 2004; and

•                  Notes to pro forma condensed consolidated statement of operations for the nine months ended September 30, 2004.

(b)                                 Pro forma Financial Information

On August 12, 2004, Cephalon, Inc. (“Cephalon”) completed its previously announced acquisition (the “Acquisition”) of all of the outstanding shares of capital stock of CIMA LABS INC., a Delaware corporation (“CIMA”). The Acquisition will be recorded using the purchase method of accounting and, accordingly, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date, as determined by management using third party valuation expertise, where necessary.

The following unaudited pro forma combined financial information was derived from the historical consolidated financial statements of Cephalon and CIMA.  The unaudited pro forma consolidated statements of income for the nine months September 30, 2004 is presented as if the merger had occurred on January 1, 2003. Financial information presented for CIMA covers the period from January 1, 2004 through August 12, 2004. Financial information for CIMA subsequent to August 12, 2004 is included in the financial information for Cephalon, Inc.

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial statements do not purport to represent Cephalon’s results of operations or financial position that would have resulted had the transactions, to which pro forma effects are given, been consummated as of the date or for the periods indicated. The pro forma condensed consolidated financial statements reflect preliminary estimates of the allocation of the purchase price for the Acquisition that may be adjusted.

There were no material differences between the accounting policies of Cephalon and CIMA. Certain historical amounts of CIMA, such as depreciation expense, have been reclassified to conform to the pro forma presentation. No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited pro forma condensed consolidated statements, as there were no intercompany transactions or balances between Cephalon and CIMA.

The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Cephalon contained in its 2003 Annual Report and the historical financial statements of CIMA filed on Form 8-K/A on October 22, 2004.

CEPHALON, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2004

(in thousands, except share data)

			Pro Forma		Pro Forma
	Cephalon, Inc.	CIMA LABS INC.	Adjustments	Note 1	Consolidated

REVENUES:
Sales	$698,975	$19,728	$—		$718,703
Other revenues	17,451	15,237	—		32,688
	716,426	34,965	—		751,391

COSTS AND EXPENSES:
Cost of sales	89,599	15,588	—		105,187
Research and development	198,208	13,975	(482)	(a)	211,701
Selling, general and administrative	243,908	5,365	—		249,273
Depreciation and amortization	36,927	1,361	5,612	(b)	43,900
Merger-related expenses	—	31,062	(29,039)	(c)	2,023
Impairment charge	30,071	—	—		30,071
Acquired in-process research and development	185,700	—	—		185,700
	784,413	67,351	(23,909)		827,855

INCOME (LOSS) FROM OPERATIONS	(67,987)	(32,386)	(23,909)		(76,464)

OTHER INCOME AND EXPENSE
Interest income	11,639	1,387	(4,820)	(d)	8,206
Interest expense	(16,888)	—	—		(16,888)
Debt exchange expense	(28,230)	—	—		(28,230)
Charge on early extinguishment of debt	(2,313)	—	—		(2,313)
Other income (expense), net	(2,444)	24	—		(2,420)
	(38,236)	1,411	(4,820)		(41,645)

INCOME (LOSS) BEFORE INCOME TAXES	(106,223)	(30,975)	19,039		(118,109)

INCOME TAX EXPENSE	(45,695)	5,569	(7,540)	(e)	(47,666)

NET INCOME (LOSS)	$(151,918)	$(25,406)	$11,549		$(165,775)

BASIC LOSS PER COMMON SHARE	$(2.71)				$(2.96)

DILUTED LOSS PER COMMON SHARE	$(2.71)				$(2.96)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	56,065				56,065

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	56,065				56,065

See accompanying notes to unaudited consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1. Pro forma Adjustments

The following adjustments were applied to Cephalon’s historical financial statements and those of CIMA to arrive at the pro forma consolidated financial information.

(a)          Adjustment to eliminate write off of patents and trademarks recorded as a nonrecurring charge directly attributable to the acquisition.

(b)         To record the amortization of intangible assets acquired.

(c)          Adjustment to eliminate charges associated with the acquisition of CIMA by Cephalon recorded as a nonrecurring charge directly attributable to the acquisition.

(d)         To record the reduction of interest income related to the estimated $514.1 million cash payments for the purchase of CIMA using an average annual interest rate of 1.5% for the period ended August 12, 2004.

(e)          To record the tax benefit related to the lower interest income and higher amortization expense at Cephalon’s consolidated marginal tax rate in the United States of 39.5% for the period ended August 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: January 28, 2005	By:	/s/ J. KEVIN BUCHI
J. Kevin Buchi
Senior Vice President & Chief Financial Officer